Exhibit 1.1

PENNANTPARK FLOATING RATE CAPITAL LTD.

4,250,000 Shares of Common Stock

($0.001 Par Value Per Share)

UNDERWRITING AGREEMENT

January 23, 2023

Morgan Stanley & Co. LLC

UBS Securities LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Keefe, Bruyette & Woods, Inc.

As Representatives of the Several Underwriters

c/o

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

PennantPark Floating Rate Capital Ltd., a Maryland corporation (the “Company”), proposes to issue and sell an aggregate of 4,250,000 shares (the “Firm Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company (the “Offering”). It is understood that, subject to the conditions hereinafter stated, the Firm Shares will be sold by the Company to the several Underwriters named in Schedule A hereto (the “Underwriters”) in connection with the offer and sale of such Firm Shares. Morgan Stanley & Co. LLC, UBS Securities LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, and Keefe, Bruyette & Woods, Inc. shall act as joint book-running managers (the “Joint Book-Running Managers”).

In addition, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 637,500 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (File No. 333-268813), relating to the registration of the Shares and certain of the Company’s other securities under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement was declared effective by the Commission on January 9, 2023. The Company has also filed with the Commission a preliminary prospectus supplement, dated January 23, 2023, as such prospectus supplement may be amended (the “Preliminary Prospectus Supplement”), which contains a base prospectus, dated January 9, 2023 (the “Base Prospectus” and, together with the Preliminary Prospectus Supplement, the “Preliminary Prospectus”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission promulgated under the 1933 Act (such provisions, the “1933 Act Regulations”) and Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). The information, if any, included or incorporated by reference in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be a part of such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Unless the context otherwise requires, such registration statement, including all documents filed as part thereof and any Rule 430B Information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) and deemed to be part of the registration statement and also including any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations, is herein called the “Registration Statement.” The final prospectus in the form filed by the Company with the Commission pursuant to Rule 424(b) on or before the second business day after the date hereof (or such earlier time as may be required under the 1933 Act) is herein called the “Prospectus.” All references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 424(b) or such other rule under the 1933 Act as may be applicable to the Company, shall be deemed to mean and include, without limitation the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The Company has entered into an investment advisory management agreement, dated as of April 7, 2011, as most recently amended and restated as of February 2, 2016 (as re-approved by the board of directors of the Company at a meeting on February 8, 2022) (the “Investment Management Agreement”), with PennantPark Investment Advisers, LLC (the “Adviser”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

The Company has entered into an administration agreement, dated as of April 7, 2011, as most recently amended and restated as of July 1, 2022 (the “Administration Agreement”), with PennantPark Investment Administration, LLC, a Delaware limited liability company (the “Administrator”).

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Investment Company Act (File No. 814-00743) (the “Notification of Election”) was filed with the Commission on April 7, 2011 under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations and any applicable guidance and/or interpretation of the Commission or its staff thereunder (the “1940 Act Regulations”).

“Applicable Time” means 7:30 P.M. New York City time, on January 23, 2023.

“General Disclosure Package” means the preliminary prospectus as of the Applicable Time and the information included on Exhibit C hereto, all considered together.

The Company, the Adviser, the Administrator and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $11.1998 per Share (after adding a supplemental payment of $0.0998 per Share payable by the Adviser to the Underwriters (the “Adviser Supplemental Payment”) to the public offering price of $11.10 per Share). In addition, in connection with the sales of the Firm Shares, the Adviser agrees to pay to Morgan Stanley & Co. LLC, for the account of the Underwriters, $0.333 per Share (which represents all of the underwriting commissions payable by the Adviser) (the “Adviser Sales Load Payment”) with respect to the Firm Shares. The Company is advised by you that the Underwriters intend initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares; provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. This option may be exercised by the Joint Book-Running Managers on behalf of the several Underwriters in whole or from time to time in part at any time (but not more than twice) on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor later than three business days after the date of such notice. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof. In addition, in connection with the sale of any Additional Shares, the Adviser agrees to make the per Share Adviser Supplemental Payment and Adviser Sales Load Payment with respect to such Additional Shares.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Payment of the Adviser Supplemental Payment and Adviser Sales Load Payment with respect to the Firm Shares shall be made to Morgan Stanley & Co. LLC by wire transfer of immediately available funds to a bank account designated by Morgan Stanley & Co. LLC. Such payments and delivery shall be made at 10:00 A.M., New York City time, on January 26, 2023 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payments and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares and payment of the Adviser Supplemental Payment and Adviser Sales Load Payment with respect to the Additional Shares shall be made at the additional time of purchase, if any, in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Kirkland & Ellis LLP, 1301 Pennsylvania Avenue, NW, Washington, DC 20004 at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(i) Registration Statement and Prospectuses. The Company is eligible to use Form N-2. Each of the Registration Statement and any amendment thereto have been declared effective by the Commission under the 1933 Act or have become effective pursuant to Rule 462 under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information in connection with the Registration Statement.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Offering Materials. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and, without the prior written consent of the Joint Book-Running Managers, will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (ii) any “advertisement” as defined in Rule 482 under the 1933 Act or (iii) any advertising, sales literature, press releases or other promotional material (including “prospectus wrappers,” “broker kits,” “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company to be used in connection with the offering of the Shares and approved for use by the Joint Book-Running Managers (collectively, the “Offering Materials”). The Offering Materials (as amended or supplemented), at the time first used, at the Applicable Time, at the time of purchase and the additional time of purchase, if any, complied and will comply in all material respects with the 1933 Act, have been or will be (within the time period specified in Rule 424, Rule 433 and/or Rule 497) filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the General Disclosure Package, at the

Applicable Time did not and at the time of purchase and the additional time of purchase, if any, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided the representations and warranties in this subsection shall not apply to statements in or omissions from the Offering Materials made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through a Joint Book-Running Manager expressly for use therein.

(iii) Documents Incorporated by Reference. The documents incorporated by reference in each of the Registration Statement, the preliminary prospectus and the Prospectus, when they were filed or when they will be filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the 1934 Act.

(iv) Testing the Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Joint Book-Running Managers with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the 1933 Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(v) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Applicable Time or at the time of purchase or additional time of purchase, if any, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading. As of the Applicable Time, none of the General Disclosure Package, nor any individual preliminary prospectus when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of their respective date(s), at the time of any filing with the Commission pursuant to Rule 424(b), at the time of purchase or additional time of purchase, if any, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through a Joint Book-Running Manager expressly for use therein, it being understood and agreed that the only such information is that set forth in Section 10.

(vi) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vii) Independent Accountants of the Company. The accountants who audited or reviewed the financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants with respect to the Company within the applicable rules and regulations of the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act.

(viii) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and the Subsidiaries (as defined below) at the dates indicated and the results of their operations and the changes in the cash flows of the Company and the Subsidiaries for the periods specified (except that the unaudited financial statements were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount to the Company); said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except, in each case, as may be permitted by the rules and regulations of the Commission). The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been derived from the accounting records and other books and records of the Company and the Subsidiaries and present fairly in all material respects the information shown therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(ix) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the business, management, financial condition, results of operations or prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(x) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into this Agreement and perform its obligations under this Agreement, the Investment Management Agreement, the Administration Agreement and the Shares; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xi) Subsidiaries of the Company; Portfolio Companies. The Company’s only subsidiaries that were consolidated with the Company for financial reporting purposes under GAAP as of September 30, 2022 are those listed on Schedule C hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Effect; except as disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; none of the outstanding shares of capital stock of any of the Subsidiaries was issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. Except for any investments made in the ordinary course of business since the most recent quarter end, the Company does not own, directly or indirectly, any investments or shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (A) the Subsidiaries and (B) those corporations or other entities described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively the “Portfolio Companies”). Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act), any of the Portfolio Companies or any corporation or other entity in which it invested since the most recent quarter end.

(xii) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization.” The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as set forth in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) Authorization and Description of Securities. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of the Common Stock will be subject to personal liability by reason of being such a holder.

(xv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xvi) Absence of Violations and Defaults. Neither the Company nor any of the Subsidiaries is (A) in violation of its charter, bylaws or similar organizational document, each as amended or supplemented as of the date of this Agreement, at the time of purchase and the additional time of purchase, if any, (B) in default under any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of the Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

(xvii) Absence of Conflicts. The execution, delivery and performance of this Agreement, the performance of the Investment Management Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of the Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (a) the charter, bylaws or similar organizational document of the Company or any of the Subsidiaries or (b) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of (b) above, for any violation that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(xviii) Employees. As of the date hereof, neither the Company nor any of the Subsidiaries has, and as of the at time of purchase or additional time of purchase, if any, neither the Company nor any of the Subsidiaries will have, any employees.

(xix) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding or, to the knowledge of the Company, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Investment Management Agreement or the Administration Agreement or the performance by the Company of its obligations hereunder or thereunder.

(xx) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, the Investment Management Agreement, the Administration Agreement or the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the General Disclosure Package and under the caption “Use of Proceeds”), except (A) such as have been already made or obtained, including under the 1933 Act, the 1933 Act Regulations, the 1940 Act, the 1940 Act Regulations, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (B) the filing of the Notifications of Election under the 1940 Act, which has been effected and (C) where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

(xxii) Possession of Licenses and Permits. The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The Company and the Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxiii) Title to Property. The Company and the Subsidiaries do not own any real property; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties, are in full force and effect, and neither the Company nor any such Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv) Possession of Intellectual Property. Except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxv) Accounting Controls. The Company, on a consolidated basis, maintains a system of internal control over financial reporting (as defined under Rule 13a-15(f) and 15d-15(f) under the rules and regulations of the Commission under the 1934 Act (such rules and regulations, the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to the Company’s consolidated assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (it being understood that the Company is not as of the date hereof required to comply with the auditor attestation requirements under Section 404 of the Sarbanes Oxley Act of 2002).

(xxvi) Taxes and Tax Returns. All United States federal income tax returns of the Company and the Subsidiaries required by law to have been filed by them (taking into account any applicable extensions) have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, in each case, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided or insofar as the failure to do so would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The United States federal income tax return of the Company through the fiscal year ended September 30, 2021 have been filed, and no assessment in connection therewith has been made against the Company. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them (taking into account any applicable extensions) pursuant to applicable foreign, state, local or other law and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or, in each case, insofar as the failure to pay such taxes or file such returns would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any current assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxvii) Insurance. The Company and the Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes is prudent, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of the Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(xxviii) Investment Company Act. The Company is not required and, upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be required to register as an “investment company” as such term is used in the 1940 Act.

(xxix) Stabilization and Manipulation. The Company has not taken, nor will it take, directly or indirectly, without giving effect to any activities by the Underwriters, any action designed, or that would reasonably be expected, to cause or result in, or that constitutes, any stabilization or manipulation of the price of the Shares, other than activity permitted pursuant to Rule 10b-18 under the 1934 Act.

(xxx) Anti-Bribery. (i) Neither the Company nor any Subsidiary, or to the Company’s knowledge, any director, officer , employee or any agent or representative of the Company in its capacity as agent or representative of the Company, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Governmental Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws, (ii) the Company and its Subsidiaries have conducted their businesses in material compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein; and (iii) neither the Company nor any of the Company’s Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti- corruption laws.

(xxxi) Anti-Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxii) Sanctions.

i.

Neither the Company nor any of the Company’s Subsidiaries (collectively, the “Company Entity”) or, to the Company’s knowledge, any director or officer of the Company Entity or any employee of the Company Entity or any agent or representative of the Company Entity in its capacity as an agent or representative of the Company Entity is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

a.

the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

b.

located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, Crimea, the so-called People’s Republics of Luhansk and Donetsk or any other territory or region of Ukraine currently the subject of Sanctions).

ii.

The Company Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

a.	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

b.	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

iii.

The Company Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxiii) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxiv) Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxv) Related Party Transactions. There are no business relationships or related party transactions involving the Company, any of the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been described as required.

(xxxvi) Notification of Election. When the Notification of Election was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxxvii) Investment Management Agreement and Administration Agreement. (A) The terms of the Investment Management Agreement and the Administration Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Regulations and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”) and (B) the approvals by the board of directors and the stockholders of the Company of the Investment Management Agreement and the Administration

Agreement have been made in accordance with the requirements of Section 15(a) and (c) of the 1940 Act and the 1940 Act Regulations applicable to companies that have elected to be regulated as business development companies under the 1940 Act. Each of the Investment Management Agreement and the Administration Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(xxxviii) Interested Persons. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (A) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (B) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any of the Underwriters.

(xxxix) Business Development Company. (A) The Company has duly elected to be treated by the Commission under the 1940 Act as a business development company, such election is effective and all required action has been taken by the Company under the 1933 Act and the 1940 Act to make the public offering and consummate the sale of the Shares as provided in this Agreement; (B) the provisions of the charter and bylaws of the Company, and the investment objectives, policies and restrictions described in the Prospectus comply in all material respects with the requirements of the 1940 Act applicable to business development companies; and (C) the operations of the Company are in compliance in all material respects with the provisions of the 1940 Act and the 1940 Act Regulations applicable to business development companies.

(xl) No Extension of Credit. The Company has not, directly or indirectly, extended credit, agreed to extend credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of the Subsidiaries, or to or for any family member or affiliate of any director or executive officer of the Company or any of the Subsidiaries.

(xli) Regulated Investment Company. The Company has elected to be treated, and has operated, and intends to continue to operate, its business in such a manner as to enable the Company to continue to qualify as a regulated investment company under Subchapter M of U.S. Internal Revenue Code of 1986, as amended (the “Code”). The Company intends to direct the investment of the proceeds of the offering of the Shares in a manner as to comply with the requirements of Subchapter M of the Code.

(xlii) Sarbanes-Oxley Act. To the extent applicable to the Company on the date hereof, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xliii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xliv) IT Systems. The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(xlv) Officer’s Certificates. Any certificate signed by any officer of the Company or any of the Subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

4. Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent to each Underwriter and agrees with each of the Underwriters that:

(i) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the business, financial condition, capitalization, prospects or regulatory status of the Adviser or the Administrator, whether or not arising in the ordinary course of business, or on the ability of the Adviser or the Administrator to carry out its obligations under this Agreement, the Investment Management Agreement or the Administration Agreement (collectively, an “Adviser/Administrator Material Adverse Effect”).

(ii) Good Standing. Each of the Adviser and the Administrator has been duly organized and is validly existing as a limited liability company, in good standing under the laws of its state of organization and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into this Agreement and perform its obligations under this Agreement and the Investment Management Agreement; and each of the Adviser and the Administrator is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not otherwise reasonably be expected to result in an Adviser/Administrator Material Adverse Effect.

(iii) Registration Under Advisers Act. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Management Agreement for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

(iv) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding or, to the knowledge of the Adviser or the Administrator, inquiry or investigation before or brought by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Adviser or the Administrator or any of their properties, assets or operations now pending or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting the Adviser or the Administrator, which is required to be disclosed in the Registration Statement (other than as disclosed therein) or which would reasonably be expected to result in an Adviser/Administrator Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Investment Management Agreement or the Administration Agreement or the performance by the Adviser or the Administrator of its obligations hereunder or thereunder.

(v) Absence of Violations and Defaults. Neither the Adviser nor the Administrator is (A) in violation of its limited liability company agreement, (B) in default under any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or the Administrator is a party or by which it may be bound or to which any of its properties or assets is subject (collectively, the “Adviser/Administrator Agreements and Instruments”), except for such defaults that would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Adviser or the Administrator or any of their properties, assets or operations, except for such violations that would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect.

(vi) Absence of Conflicts. The execution, delivery and performance of this Agreement, the performance of the Investment Management Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Adviser and the Administrator with their obligations hereunder and thereunder do not and will not, whether with or without the giving of notice of passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Adviser or the Administrator or pursuant to, the Adviser/Administrator Agreements and Instruments (except for such conflicts, breaches, defaults, events or conditions giving the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Adviser or the Administrator, or liens, charges or encumbrances that would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect), nor will such action result in any violation of the provisions of (a) the limited liability company agreement of the Adviser or the Administrator, or (b) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Adviser or the Administrator or any of their properties, assets or operations except, in the case of (b) above, for any violation that would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect.

(vii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Adviser and the Administrator.

(viii) Investment Management Agreement and Administration Agreement. Each of the Investment Management Agreement and Administration Agreement has been duly authorized, executed and delivered by the Adviser or the Administrator, as applicable, and is a valid and binding obligation of the Adviser or the Administrator, as applicable, enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(ix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser or the Administrator of their obligations hereunder or, in connection with the offering, the issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, the Investment Management Agreement, the Administration Agreement, the General Disclosure Package or the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”), except (A) such as have been already made or obtained, including under the 1933 Act, the 1933 Act Regulations, state securities laws or the rules of FINRA and (B) where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect.

(x) Descriptions of Adviser and Administrator. The descriptions of the Adviser and the Administrator contained in the Registration Statement, the General Disclosure Package and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xi) Possession of Licenses and Permits. Each of the Adviser and the Administrator possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure so to possess would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect. Each of the Adviser and the Administrator is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect. Each of the Adviser and the Administrator has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser/Administrator Material Adverse Effect.

(xii) Stabilization and Manipulation. Neither the Adviser nor the Administrator has taken, nor will take, directly or indirectly, without giving effect to any activities by the Underwriters, any action designed, or that would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of the Shares, other than activity permitted pursuant to Rule 10b-18 under the 1934 Act.

(xiii) Anti-Bribery. None of the Adviser, the Administrator, any of their respective subsidiaries, nor, to the knowledge of the Adviser or the Administrator, any director or officer or any employee of the Adviser or the Administrator, or any agent or representative of the Adviser or the Administrator in its capacity as agent or representative of the Adviser or the Administrator or of any of their respective Subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Adviser and the Administrator and their respective Subsidiaries have conducted their businesses in material compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xiv) Sanctions.

i.

Neither the Adviser nor the Administrator, nor any of their respective Subsidiaries (collectively, the “Adviser Entity”), nor to the knowledge of the Adviser or Administrator, any director or officer of the Adviser Entity, or any employee, or any agent or representative of the Adviser Entity in its capacity as agent or representative of the Adviser Entity, is a Person that is, or is owned or controlled by a Person that is:

a.	the subject of any Sanctions, or

b.

located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, Crimea, the so-called People’s Republics of Luhansk and Donetsk or any other territory or region of Ukraine currently the subject of Sanctions).

ii.

The Adviser Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

a.	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

b.	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

iii.

The Adviser Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xv) Anti-Money Laundering. The operations of the Adviser Entity are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Adviser, threatened.

(xvi) Key Employees. Neither the Adviser nor the Administrator is aware that (i) any of its executives, key employees or significant group of employees plans to terminate employment with the Adviser or the Administrator or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by either the Adviser’s or the Administrator’s present or proposed business activities, except, in each case, as would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect.

(xvii) No Labor Disputes. No labor disturbance by or dispute with employees of the Adviser or the Administrator or any of their subsidiaries exists or, to the knowledge of the Adviser or the Administrator, is contemplated or threatened, and neither the Adviser nor the Administrator is aware of any existing or imminent labor disturbance by, or dispute with, the employees or any of its or its subsidiaries’ principal suppliers, contractors or customers, except in each case as would not reasonably be expected to result in an Adviser/Administrator Material Adverse Effect.

(xviii) Accounting Controls. The Adviser and the Administrator maintain systems of internal accounting controls sufficient to provide reasonable assurance that (A) transactions effectuated by them under the Investment Management Agreement and the Administration Agreement, as applicable, are executed in accordance with its management’s general or specific authorization; (B) access to the Company’s consolidated assets that are in its possession or control is permitted only in accordance with its management’s general or specific authorization; (C) transactions for which it has bookkeeping and record-keeping responsibility under the Investment Management Agreement and the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (D) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xix) Financial Resources. Each of the Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated by the Registration Statement, the General Disclosure Package, the Prospectus and the Investment Management Agreement.

(xx) Officer’s Certificates. Any certificate signed by any officer of the Adviser or the Administrator delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Adviser or the Administrator, as applicable, to each Underwriter as to the matters covered thereby.

5. Certain Covenants of the Company, the Adviser and the Administrator. The Company agrees, and the Adviser and the Administrator, jointly and severally, agree:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to use its commercially reasonable efforts to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Shares; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a consent to the service of process under the laws of any such jurisdiction (except a limited consent to service of process with respect to the offering and sale of the Shares); and to advise you promptly of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to furnish to the Underwriters as many copies of the preliminary prospectus and the Prospectus (or of the preliminary prospectus and the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the 1933 Act in connection with the sale of the Shares, the Company will prepare, at the requesting Underwriter’s expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act;

(c) that if, at the time of this Agreement is executed and delivered, it is necessary for any post-effective amendment to the Registration Statement to be declared effective before the Shares may be sold, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment has become effective;

(d) advise you promptly, and, if requested, confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the preliminary prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing (unless such filing is required to maintain compliance with the 1933 Act or the 1940 Act), and to file with the Commission within the applicable period specified in Rule 424 under the 1933 Act any prospectus required to be filed pursuant to such Rule;

(e) without the prior consent of the Joint Book-Running Managers, (i) to not distribute any offering material related to the offering of the Shares other than the Registration Statement, the General Disclosure Package, the Prospectus or the information set forth on Schedule B hereto, and (ii) to not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act (other than for the information set forth on Schedule B hereto), and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the 1933 Act; and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any in-person roadshow or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Company;

(f) to furnish to you and to each of the other Underwriters, only to the extent not otherwise available on the Commission’s EDGAR system, for a period of one year from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed or quoted and (iv) such other information as you may reasonably request regarding the Company;

(g) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof; provided, however, that this requirement to furnish any such information shall be subject to compliance with applicable law;

(h) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the 1933 Act;

(i) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the 1933 Act which could require the making of any change in the preliminary prospectus (prior to availability of the Prospectus) or the Prospectus then being used so that the General Disclosure Package or the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare, at the Company’s expense, and thereafter, at the Underwriters’ expense, and furnish to the Underwriters promptly such amendments or supplements to such preliminary prospectus (prior to availability of the Prospectus) or Prospectus as may be necessary to reflect any such change;

(j) that, as soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act;

(k) upon request, the Company will promptly deliver to each Underwriter and Kirkland & Ellis LLP, counsel for the Underwriters, a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith;

(l) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the preliminary prospectus and the Prospectus;

(m) the Company will use its commercially reasonable efforts to maintain its status as a business development company; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision;

(n) that the Company will use its commercially reasonably efforts to maintain its qualification and election as a regulated investment company under Subchapter M of the Code for each full fiscal year during which it is a business development company under the 1940 Act; provided that, at the discretion of the Company’s board of directors, the Company may elect not to be so treated;

(o) to pay all costs, expenses, fees and taxes incident to the performance of its obligations hereunder, including (i) the preparation and filing of the Registration Statement, the preliminary prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of the preliminary prospectus and Prospectus to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, including the fees, disbursements and expenses of the Company’s counsel and accountants incurred in connection therewith, and any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable and documented out-of-pocket legal fees and filing fees and other disbursements of counsel for the Underwriters) and the furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any listing of the Shares on the New York Stock Exchange, (v) any filing for review of the public offering of the Shares by FINRA, including the reasonable and documented out-of-pocket legal fees and filing fees and other disbursements of counsel to the Underwriters, (vi) attending or hosting meetings with prospective purchasers of the Shares, including all travel expenses of the Company’s officers, directors, employees and affiliates and any other expense of the Company incurred in connection therewith; (vii) the fees and disbursements of any transfer agent or registrar for the Shares, and (viii) the performance of the Company’s other obligations hereunder which are not specifically provided for in this Section 5(o). It is understood, however, that except as provided in this Section, Section 8 and Section 9, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable in respect of any of the Shares and any advertising expenses connected with any offers they may make. It is further understood that, in the event that this agreement is terminated prior to payment for and delivery of the Shares, the Underwriters will be reimbursed, subject to Section 8, only for actual, accountable out-of-pocket expenses which they have incurred in connection with the transactions contemplated by this Agreement.

(p) that the Company shall not, and shall cause its Subsidiary not to, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or (ii) file or cause to be declared effective a registration statement under the 1933 Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock (provided that the Company may file or cause to be declared effective such registration statement so long as it provides Morgan Stanley & Co. LLC. with three (3) Business Days’ notice and does not engage in any transactions prohibited by clause (i)) for a period of 60 days after the date hereof (the “Lock-Up Period”), without the prior written consent of Morgan Stanley & Co. LLC, which may not be unreasonably withheld, conditioned or delayed. The foregoing sentence shall not apply to (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) bona fide gifts, provided the recipient thereof agrees in writing to be bound by the terms of the agreements (each, a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of the persons and entities named in Exhibit A-1 hereto, (iii) disposition to any trust for the direct or indirect benefit of the applicable party to a Lock-Up Agreement and/or the immediate family of such party, provided that such trust agrees in writing to be bound by the terms of the applicable Lock-Up Agreement, or (iv) any issuance of shares of Common Stock pursuant to the Company’s dividend reinvestment plan; and

(q) to use its best efforts to cause the Shares to be duly authorized for listing on the New York Stock Exchange prior to the date the Shares are issued.

6. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company, the Adviser and the Administrator on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company, the Adviser and the Administrator of each of its obligations hereunder and to the following additional conditions precedent:

(a) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Dechert LLP, outside counsel for the Company, the Adviser and the Administrator addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, set forth in the form of Exhibit D hereto. The opinion of Dechert LLP described in this Section 6(a) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(b) You shall have received an opinion of Venable LLP, special counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, set forth in the form of Exhibit E hereto. The opinion of Venable LLP described in this Section 6(b) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(c) You shall have received from RSM US LLP letters dated, respectively, the Applicable Time, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters in the forms heretofore approved by the Joint Book-Running Managers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the preliminary prospectus and the Prospectus.

(d) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Kirkland & Ellis LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the sale of the Shares and other related matters as the Underwriters may require.

(e) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the 1933 Act or, to the Company’s knowledge, proceedings initiated under Section 8(d) or 8(e) of the 1933 Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, as then amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(f) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company, the Subsidiary or the Adviser, taken as a whole, shall occur or become known.

(g) Each of the Company, the Adviser and the Administrator will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and Chief Financial Officer in the form attached as Exhibit B hereto.

(h) You shall have received signed Lock-Up Agreements of each of the persons and entities named in Exhibit A-1 hereto.

(i) Morgan Stanley & Co. LLC shall have received the Adviser Supplemental Payment and Adviser Sales Load Payment with respect to the Firm Shares and, if applicable, the Additional Shares, from the Adviser.

(j) The Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance at or prior to the time of purchase and the additional time of purchase, as the case may be.

(k) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

7. Termination. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of any of the Joint Book-Running Managers, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the preliminary prospectus and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition, prospects or results of operations of the Company or the Adviser, taken as a whole, which would, in any of the Joint Book-Running Managers’ judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the preliminary prospectus and the Prospectus, or (y) since execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in any of the Joint Book-Running Managers’ judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the preliminary prospectus and the Prospectus.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 5(o) and Section 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day-period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter (except as provided in Section 9) and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) (1) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each affiliate of any Underwriter within the meaning of Rule 405 under the 1933 Act that is involved in the Offering, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, any such Underwriter or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the General Disclosure Package, any Offering Materials or the Prospectus (as amended or supplemented by the Company), or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in either the Registration Statement, the General Disclosure Package, any Offering Materials or the Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the General Disclosure Package, any Offering Materials or the Prospectus, it being understood and agreed that the only such information is that set forth in Section 10, or arising out of or based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, the General Disclosure Package, any Offering Materials or the Prospectus or necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein.

(2) The Adviser and the Administrator, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and each other person specified in subsection (a)(1) of this Section 9 from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) any such Underwriter or any such other person may incur as specified in such subsection, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the General Disclosure Package, any Offering Materials or the Prospectus (as amended or supplemented by the Company) or arising out of or is based upon any omission or alleged omission to state a material fact required to be stated in either the Registration Statement, the General Disclosure Package, any Offering Materials or the Prospectus or necessary to make the statements made therein not misleading or (y) any untrue statement or alleged untrue statement made by the Adviser or the Administrator in Section 4 hereof.

(b) Each Underwriter severally and not jointly agrees to indemnify, defend and hold harmless the Company, the Adviser and the Administrator, their directors, partners and officers, and any person who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, the Company, the Adviser or the Administrator, or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the General Disclosure Package or the Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, the General Disclosure Package or the Prospectus or necessary to make such information not misleading, it being understood and agreed that the only such information is that set forth in Section 10.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Joint Book-Running Managers, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section (9)(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (i) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Administrator on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters (including any Adviser Sales Load Payment), bear to the aggregate public offering price of the Shares. The relative fault of the Company, the Adviser and the Administrator on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any proceeding.

(e) The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company, the Adviser and the Administrator contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or any affiliate of any Underwriter within the meaning of Rule 405 under the 1933 Act that is involved in the Offering, or any successors or assigns of all of the foregoing persons, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Adviser and the Administrator agree promptly to notify each Underwriter of the commencement of any proceeding against it and, in the case of the Company, the Adviser or the Administrator, against any of the Company’s officers or directors, the Adviser and the Administrator or their partners or officers in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the preliminary prospectus or the Prospectus; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, the Adviser or the Administrator, or any such person or otherwise.

(g) Notwithstanding anything in this Agreement to the contrary, any indemnification and contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and any applicable guidance from the Commission or its staff thereunder.

10. Information Furnished by the Underwriters. The Company acknowledges that, for purposes of this Agreement, (i) the names of the underwriters set forth in the table following the first paragraph under the heading “Underwriting”, (ii) the sentences relating to concessions, and (iii) the first, second, fifth and seventh sentences under the heading “Underwriting—Short Positions” in the preliminary prospectus and the Prospectus constitute the only information furnished by or on behalf of the several Underwriters for inclusion in the preliminary prospectus and the Prospectus.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, UBS Securities LLC, 1285 Avenue of the Americas, New York, New York, 10019, Attn: Syndicate, Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Fax: 212-622-8358, and Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, New York, New York 10019, Attention: Capital Markets, and a copy, which shall not constitute notice, to Kirkland & Ellis LLP, 1301 Pennsylvania Avenue NW, Washington, DC 20004, attention of William J. Tuttle and Erin M. Lett; and, if to the Company, the Adviser or the Administrator shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1691 Michigan Avenue, Suite 500, Miami Beach, Florida 33139, facsimile no. (212) 905-1075, Attention: Arthur Penn, Chief Executive Officer.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the applicability or effect of conflict of law principles or rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company, the Adviser and the Administrator consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company, the Adviser and the Administrator hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Joint Book-Running Managers or any indemnified party. Each of the Joint Book-Running Managers, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Adviser and the Administrator waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company, the Adviser and the Administrator agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, the Adviser and the Administrator, as appropriate, and may be enforced in any other courts to the jurisdiction of which the Company, the Adviser and the Administrator, as appropriate, is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors, officers and affiliates referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, the Adviser and the Administrator and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Adviser’s and the Administrator’s and any of the Underwriters’ respective businesses and/or assets.

17. Acknowledgement. Each of the Company, the Adviser and the Administrator acknowledges and agrees that (i) the sale through the Underwriters of any Shares pursuant to this Agreement, including the determination of the price of the Shares and any related compensation, discounts or commissions, is an arm’s-length commercial transaction between the Company, the Adviser and the Administrator, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering of the Shares and the process leading to such transactions each Underwriter will act solely as an agent and not as a fiduciary of the Company, the Adviser or the Administrator, or any of their respective stockholders, members, creditors or employees, or any other party, (iii) no Underwriter will assume an advisory or fiduciary responsibility in favor of the Company, the Adviser or the Administrator with respect to the offering of Shares contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Adviser or the Administrator on other matters) and no Underwriter will have any obligation to the Company, the Adviser or the Administrator with respect to the offering of Shares except the obligations expressly set forth herein, (iv) each Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Adviser and the Administrator, (v) no Underwriter has provided and will provide any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and each of the Company, the Adviser and the Administrator has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate and (vi) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.

18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 18, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company, the Adviser, the Administrator and the Underwriters, severally.

Very truly yours,

PENNANTPARK FLOATING RATE CAPITAL LTD.

By:	/s/ Arthur Penn
Name: Arthur Penn
Title: Chief Executive Officer

PENNANTPARK INVESTMENT ADVISERS, LLC

By:	/s/ Arthur Penn
Name: Arthur Penn
Title: Chief Executive Officer

PENNANTPARK INVESTMENT ADMINISTRATION, LLC

By:	/s/ Arthur Penn
Name: Arthur Penn
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the date first above written:

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Jyri Wilska
Name: Jyri Wilska
Title: Managing Director

By:	UBS SECURITIES LLC

By:	/s/ John Delgado
Name: John Delgado
Title: Director

By:	/s/ Matthew Neuber
Name: Matthew Neuber
Title: Associate Director

By:	GOLDMAN SACHS & CO. LLC

By:	/s/ CE Bluhm
Name: CE Bluhm
Title: Managing Director

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Michael Rhodes
Name: Michael Rhodes
Title: Executive Director

By:	KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Al Laufenberg
Name: Al Laufenberg
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Shares
Morgan Stanley & Co. LLC	2,040,000
UBS Securities LLC	637,500
Goldman Sachs & Co. LLC	425,000
J.P. Morgan Securities LLC	425,000
Keefe, Bruyette & Woods, Inc.	425,000
JMP Securities LLC	85,000
Maxim Group LLC	85,000
Oppenheimer & Co. Inc.	85,000
Ladenburg Thalmann & Co. Inc.	42,500
Total	4,250,000

SCHEDULE B

Launch Press Release, dated January 23, 2023, as filed with the Commission on Form 8-K

Pricing Term Sheet, dated January 23, 2023, as filed with the Commission as a 482ad

Pricing Press Release, dated January 23, 2023, as filed with the Commission as a 482ad

SCHEDULE C

Consolidated subsidiaries of the Company:

PennantPark Floating Rate Funding I, LLC

PennantPark Floating Rate Funding II, LLC

PennantPark CLO I, LLC

PennantPark CLO I, Ltd.

PennantPark CLO I Depositor, LLC

PFLT Investment Holdings, LLC

Exhibit A

PennantPark Floating Rate Capital Ltd.

Common Stock

($0.001 Par Value Per Share)

January 23, 2023

Morgan Stanley & Co. LLC

UBS Securities LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Keefe, Bruyette & Woods, Inc.

As Representatives of the Several Underwriters

c/o

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among PennantPark Floating Rate Capital Ltd. (the “Company”), PennantPark Investment Advisers, LLC and PennantPark Investment Administration, LLC and Morgan Stanley & Co. LLC, UBS Securities LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters (the “Underwriters”) with respect to the public offering (the “Offering”) of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that from the date hereof until the end of a period of 60 days after the date of the final prospectus relating to the Offering (the “Restricted Period”) the undersigned will not, without the prior written consent of Morgan Stanley & Co. LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may, without the prior written consent of the Underwriters, transfer any Common Stock or other securities of the Company or any securities convertible into or exchangeable or exercisable for Common Stock or other securities of the Company:

(1) if the undersigned is a natural person, as a bona fide gift or gifts, or by will or intestacy, or as may be required by court order or by action of law, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution,

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, and

(3) if the undersigned is a trust, to a beneficiary of such trust if such transfer is not for value, provided, however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Representative, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representative, and (B) such transfer is not reported or required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise, and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfer during the Restricted Period. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that from the date hereof until the end of a period of 60 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Morgan Stanley & Co. LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any Shares at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from his, her or its obligations hereunder.

Yours very truly,

Name:

Exhibit A-1

List of Persons or Entities Affiliated with the Company, the Adviser and the Administrator

1.	PennantPark Investment Advisers, LLC

2.	PennantPark Investment Administration, LLC

3.	Arthur H. Penn

4.	Adam K. Bernstein

5.	Marshall Brozost

6.	Jeffrey Flug

7.	Samuel L. Katz

8.	Richard T. Allorto Jr.

9.	Salvatore Giannetti, III

10.	Guy Talarico

11.	José A. Briones, Jr.

Exhibit B

Form of Certificate Required by Section 6(g)

1.	I have reviewed the Registration Statement, the General Disclosure Package and the Prospectus.

2.	The representations and warranties of each of the Company, the Adviser and the Administrator as set forth in the Underwriting Agreement are true and correct as of the time of purchase.

3.	Each of the Company, the Adviser and the Administrator has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the time of purchase.

4.	The conditions set forth in paragraphs (e) and (f) of Section 6 of the Underwriting Agreement have been met.

Exhibit C

Pricing Information

Public Offering Price:	$11.10
Number of Firm Shares:	4,250,000
Number of Additional Shares:	637,500